UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14a

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ⌧
Filed by a Party other than the Registrant □
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CATALYST BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On July 29, 2022, Catalyst Biosciences, Inc. (the “Company”) distributed two letters to stockholders in connection with the Company’s 2022 annual meeting of stockholders.  Copies of the letters can be found below.

Catalyst Biosciences needs your support so it can distribute cash to stockholders.

Dear Catalyst Biosciences, Inc. Stockholders:

The Catalyst Biosciences, Inc. ("Catalyst" or the "Company") Annual Meeting of Stockholders (the "Annual Meeting") is taking place soon, on August 15.

After completing a value-maximizing transaction that resulted in the sale of a portion of our product portfolio for $60 million, the Board has publicly committed to distribute all of the Company's available cash (after reserving for or paying the Company's liabilities and obligations) to stockholders (the "Cash Distribution Plan"). We estimate that we will ultimately be able to provide stockholders with as much as $65 million in cash, in one or more distributions.

Regrettably, a stockholder, JDS1, LLC ("JDS1") is blocking the Company from distributing cash to stockholders by creating uncertainty around our liabilities and obligations through its proxy contest and baseless litigation.

JDS1 has a history of gaining control, or trying to gain control, of cash-rich companies for its own benefit. We believe it is seeking to do the same at Catalyst.

We urge you to support Catalyst's nominees, each of whom was critical in developing our Cash Distribution Plan and remains committed to executing it.

Please read our proxy materials and support our Cash Distribution Plan by voting "FOR" ALL of the Board's nominees on the enclosed **WHITE** proxy card.

Sincerely,

THE CATALYST BIOSCIENCES, INC. BOARD OF DIRECTORS

SUPPORT CATALYST'S CASH DISTRIBUTION PLAN BY VOTING TODAY

If you have any questions, or need assistance in voting your shares, please contact D.F. King & Co., Inc. at (212) 269-5550 or by email at CBIO@dfking.com

YOUR VOTE IMPACTS THE FUTURE VALUE OF YOUR INVESTMENT

VOTE THE WHITE PROXY CARD "FOR" ALL OF CATALYST'S HIGHLY QUALIFIED NOMINEES

To Support the Board's Cash Distribution Plan

EVERY VOTE COUNTS!

Additional Information and Where to Find It
Catalyst Biosciences, Inc. (the "Company") has filed a definitive proxy statement, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Company's 2022 annual meeting of stockholders (the "Annual Meeting"). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC's website at www.sec.gov. In addition, copies will be available at no charge by selecting "Financials & Filings" in the "Investors" tab of the Company's website at www.catalystbiosciences.com.

Certain Information Regarding Participants
The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company's stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in the Company's definitive proxy statement filed with the SEC on July 19, 2022.

CATALYST BIOSCIENCES

TIME IS RUNNING OUT.

Catalyst Biosciences urgently needs your support so it can distribute cash to stockholders.

Dear Catalyst Biosciences, Inc. Stockholders:

The Catalyst Biosciences, Inc. ("Catalyst" or the "Company") Annual Meeting of Stockholders (the "Annual Meeting") is in **just a few days**, on August 15.

We need your support to ensure that we can expeditiously distribute the Company's available cash and monetize the Company's remaining assets. We estimate that we will ultimately be able to provide stockholders with as much as $65 million in cash, in one or more distributions.

The Board is asking you to vote today to support Catalyst's Cash Distribution Plan by voting **"FOR" ALL** of the Board's nominees on the enclosed **WHITE** proxy card. Each of the Company's nominees was critical in developing our Cash Distribution Plan and remains committed to executing it.

Please read our proxy materials and vote by Internet or phone now.
Every vote is important, no matter how many shares you own.

Thank you for taking the time to vote.

Sincerely,

THE CATALYST BIOSCIENCES, INC. BOARD OF DIRECTORS

SUPPORT CATALYST'S CASH DISTRIBUTION PLAN BY VOTING TODAY

If you have any questions, or need assistance in voting your shares, please contact D.F. King & Co., Inc. at (212) 269-5550 or by email at CBIO@dfking.com

YOUR VOTE IMPACTS THE FUTURE VALUE OF YOUR INVESTMENT

VOTE THE **WHITE** PROXY CARD **“FOR” ALL** OF CATALYST’S HIGHLY QUALIFIED NOMINEES

To Support the Board’s Cash Distribution Plan

EVERY VOTE COUNTS!

Additional Information and Where to Find It

Catalyst Biosciences, Inc. (the “Company”) has filed a definitive proxy statement, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “Financials & Filings” in the “Investors” tab of the Company’s website at www.catalystbiosciences.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in the Company’s definitive proxy statement filed with the SEC on July 19, 2022.

CATALYST BIOSCIENCES